Exhibit 10.2

May 15, 2024

To:

Cactus Acquisition Corp. 1 Limited (the “Company”)

4B Cedar Brook Drive

Cranbury, NJ 085412

Attention: Gary Challinor, Chief Executive Officer

Re: Notice of Assignment of Rights Under, and Joinder to, Registration Rights Agreement

Dear Sir:

The undersigned, EVGI Limited, (the “Sponsor”), hereby notifies the Company, pursuant to Section 5.1 of that certain Registration Rights Agreement, dated as of November 2, 2021 by and among the Company, the Sponsor and any other person or entity who thereafter becomes a party thereto pursuant to Section 5.2 thereof (the “Registration Rights Agreement”), that the Sponsor is selling to ARWM Inc Pte Ltd. (the “Buyer”), concurrently herewith, pursuant to a Sponsor Securities Purchase Agreement, dated as of April 29, 2024, by and among the Company, the Sponsor, and the Buyer (the “SPA”), the following securities (collectively, the “Transferred Securities”), for which the Sponsor possesses registration rights under the Registration Rights Agreement:

(i)	2,359,999 Class A ordinary share, par value $0.0001 per share (the “Founder Class A Ordinary Shares”);
(ii)	one (1) Class B ordinary share, par value $0.0001, of the Company (the “Founder Class B Ordinary Share”), and
(iii)	3,893,334 private warrants purchased by the Sponsor in a private placement that occurred concurrently with the Company’s initial public offering (the “Private Placement Warrants”).

In connection with the transfer by the Sponsor to the Buyer of the Transferred Securities in accordance with the SPA, the undersigned Sponsor hereby notifies the Company, in accordance with Section 5.2.5 of the Registration Rights Agreement, that the Sponsor is assigning to the Buyer, all of the Sponsor’s rights, duties and obligations under the Registration Rights Agreement with respect to the Transferred Securities.

The undersigned Buyer hereby irrevocably becomes a party to the Registration Rights Agreement and consents to, and agrees to be bound by, in accordance with Section 5.2 of the Registration Rights Agreement, all of the terms, covenants and provisions of the Registration Rights Agreement as a Holder thereunder.

The undersigned Buyer further irrevocably agrees and acknowledges that: (i) upon execution and delivery of this Notice of Assignment of Rights Under, and Joinder to, Registration Rights Agreement, the undersigned shall be deemed a Holder for all intents and purposes under the Registration Rights Agreement, and shall fully benefit from all of the rights, and shall be fully bound by all of the obligations, of a Holder thereunder; and (ii) all of the Transferred Securities to be held by the Buyer shall be subject to all of the rights, preferences, privileges, and restrictions set forth in the Registration Rights Agreement and the Company’s amended and restated memorandum and articles of association.

The undersigned Buyer’s execution of this Notice of Assignment of Rights Under, and Joinder to Registration Rights Agreement shall constitute, for all intents and purposes, its execution of the Registration Rights Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have caused this Notice of Assignment of Rights Under, and Joinder to, Registration Rights Agreement to be signed as of the date written above.

Sponsor:

EVGI Limited

By:	/s/ Emmanuel Meyer
	Name:	Emmanuel Meyer
	Title:	Managing Director

Buyer:

ARWM Inc Pte Ltd.

By:	/s/ Graham MacGregor Chee
	Name:	Graham MacGregor Chee
	Title:	Director

Accepted and agreed:

Company:

Cactus Acquisition Corp. 1 Limited

By:	/s/ Gary Challinor
	Name:	Gary Challinor
	Title:	Chief Executive Officer

[Signature Page to Notice of Assignment of Rights Under, and Joinder to, Registration Rights Agreement, dated May 15, 2024]